REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Trustees and Shareholders of
Eaton Vance Floating-Rate Income Plus
Fund:
In planning and performing our audit of
the financial statements of Eaton Vance
Floating-Rate Income Plus Fund (the
"Fund") as of and for the year ended May
31, 2015, in accordance with the
standards of the Public Company
Accounting Oversight Board (United
States), we considered the Fund's internal
control over financial reporting,
including controls over safeguarding
securities, as a basis for designing our
auditing procedures for the purpose of
expressing our opinion on the financial
statements and to comply with the
requirements of Form N-SAR, but not for
the purpose of expressing an opinion on
the effectiveness of the Fund's internal
control over financial reporting.
Accordingly, we express no such
opinion.
The management of the Fund is
responsible for establishing and
maintaining effective internal control
over financial reporting.  In fulfilling this
responsibility, estimates and judgments
by management are required to assess the
expected benefits and related costs of
controls.  A fund's internal control over
financial reporting is a process designed
to provide reasonable assurance
regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles.  A fund's internal
control over financial reporting includes
those policies and procedures that (1)
pertain to the maintenance of records
that, in reasonable detail, accurately and
fairly reflect the transactions and
dispositions of the assets of the fund; (2)
provide reasonable assurance that
transactions are recorded as necessary to
permit preparation of financial statements
in accordance with generally accepted
accounting principles, and that receipts
and expenditures of the fund are being
made only in accordance with
authorizations of management of the fund
and trustees of the trust; and (3) provide
reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use, or
disposition of a fund's assets that could
have a material effect on the financial
statements.
Because of its inherent limitations,
internal control over financial reporting
may not prevent or detect misstatements.
Also, projections of any evaluation of
effectiveness to future periods are subject
to the risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design
or operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect
misstatements on a timely basis.  A
material weakness is a deficiency, or a
combination of deficiencies, in internal
control over financial reporting, such that
there is a reasonable possibility that a
material misstatement of a fund's annual
or interim financial statements will not be
prevented or detected on a timely basis.
Our consideration of the Fund's internal
control over financial reporting was for
the limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal
control that might be material
weaknesses under standards established
by the Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies in the
Fund's internal control over financial
reporting and its operation, including
controls for safeguarding securities that
we consider to be a material weakness, as
defined above, as of May 31, 2015.
This report is intended solely for the
information and use of management and
the Trustees of Eaton Vance Floating-
Rate Income Plus Fund and the Securities
and Exchange Commission and is not
intended to be and should not be used by
anyone other than these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
July 17, 2015